UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2013

POSITIVEID CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 201 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Material Definitive Agreement

On February 20, 2013, PositiveID Corporation, a Delaware corporation, (“PositiveID”), issued a press release announcing it entered into an Agreement (the “Agreement”) with Smart Glucose Meter Corp., a New York corporation (“SGMC”), Easy Check Medical Diagnostics, LLC, a Florida limited liability company (“Easy Check”), Easy-Check Medical Diagnostic Technologies Ltd., an Israeli company (“Easy Check Israel”), and Benjamin Atkin, an individual (“Atkin”), pursuant to which PositiveID has licensed its iglucose™ technology to SGMC for up to $2 million based on potential future revenues of glucose test strips sold by SGMC.

Pursuant to the Agreement, PositiveID granted SGMC an exclusive right and license to the intellectual property rights in the iglucose patent applications; a non-exclusive right and license to use and make a “white label” version of the iglucose websites; a non-exclusive right and license to use all documents relating to the iglucose 510(k) application to the Food and Drug Administration of the United States Government; and an exclusive right and license to the iglucose trademark. PositiveID also agreed to transfer to SGMC all right, title, and interest in the www.iglucose.com and www.iglucose.net domain names.

In consideration for the rights and licenses discussed above, and the transfer of the domain names, SGMC shall pay to PositiveID the amount set forth below for each glucose test strip sold by SGMC and any sublicensees of SGMC for which results are posted by SGMC via its communications servers (the “Consideration”):

(i) $.0025 until SGMC has paid aggregate Consideration of $1,000,000; and

(ii) $.005 thereafter until SGMC has paid aggregate Consideration of $2,000,000; provided, however, that the aggregate Consideration payable by SGMC pursuant to the Agreement shall in no event exceed $2,000,000.

The parties to this Agreement were parties to an Asset Purchase Agreement dated as of February 10, 2010, pursuant to which, inter alia, Easy Check transferred to PositiveID certain intellectual property related to blood glucose measurement devices. Atkin and PositiveID were also parties to a Consulting Agreement dated as of February 10, 2010 (the “Consulting Agreement”), pursuant to which Atkin agreed to provide certain consulting services to PositiveID. In connection with the Agreement, PositiveID and Atkin agreed that the Consulting Agreement be terminated.

PositiveID’s Easy Check breath glucose detection device and associated intellectual property is not included in the Agreement and remains the property of PositiveID.

A copy of the Agreement will be filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The description of certain terms of the Agreement set forth herein do not purport to be complete and are qualified in their entirety by the provisions of such Agreement.

Item 7.01. Regulation FD Disclosure.

On February 20, 2013, PositiveID issued a press release announcing the license of iglucose to SGMC. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated February 20, 2013, issued by PositiveID

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: February 21, 2013	By:	/s/ William J. Caragol
William J. Caragol
Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release, dated February 20, 2013, issued by PositiveID